                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 18, 1996


                              NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as specified in charter)



      Delaware                   0-11772                    25-1411971
(State or other jurisdic-       (Commission               (IRS Employer
tion of incorporation)          File Number)            Identification No.)


500 Fifth Avenue, Suite 2424, New York, New York        10110
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (212) 391-2424

--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         As previously announced, on November 18, 1996, the United States Bankruptcy Court of the Central District of California (the "Court")approved the First Amended Plan of Reorganization (the "Plan") of Medical Science Institute ("MSI") pursuant to which Nu-Tech Bio-Med, Inc. (the "Company") acquired all of the capital stock of MSI. The Company and MSI had submitted the Plan to the Court on October 18, 1996. MSI is engaged in the medical laboratory business primarily in the State of California and had been operating under Chapter 11 of the U.S. Bankruptcy Code since October 26, 1995. MSI provides clinical laboratory testing services, including testing of human tissue and fluid specimens to physicians, managed-care organizations, hospitals and other health care providers. MSI is a California corporation with its principal place of business located in Burbank California.

         This Report on Form 8-K/A Amendment No. 1 includes the Financial Statements and Pro Forma Financial Statements of MSI and Nu-Tech to reflect the acquisition of MSI.

         In addition, on January 14, 1997, the Company agreed to sell all of its ownership interest in MSI to Physicians Clinical Laboratory ("PCL"). PCL is a full service clinical laboratory operating as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code. PCL filed for bankruptcy on November 8, 1996. As previously announced, the Company purchased approximately $13,300,000 of outstanding Senior Debt from certain holders of PCL debt for $10,000,000 in advance of the filing with the bankruptcy court. PCL has filed with the Bankruptcy Court a plan of reorganization ("PCL Plan") whereby, among other things, Nu-Tech will become a 51% owner of PCL upon consummation of the plan.

           The accompanying Financial Statements and Pro Forma Combined Balance Sheet and Statement of Operations do not include any adjustments to reflect the sale of MSI to PCL or the acquisition of PCL by Nu-Tech.

        Nu-Tech and PCL filed a motion with the PCL bankruptcy court on January 14, 1997 seeking permission to consummate the sale. On January 29, 1997 the United States Bankruptcy Court approved the motion submitted by the Company and PCL pursuant to which the Company will sell all of its interests in MSI to PCL for its costs and certain expenses of the MSI acquisition aggregating approximately $7,500,000 plus any additional sums paid by Nu-Tech to MSI since its acquisition. Nu-Tech had agreed to the terms of this sale for strategic business purposes. PCL will also assume all other obligations incurred by Nu-Tech in connection with the MSI acquisition, including Nu-Tech's guarantee of certain remaining obligations under the MSI Plan. The Company expects a closing to occur within a short period of time, subject to negotiation and execution of a definitive agreement between the parties.

         As stated above, if the PCL Plan is approved by the bankruptcy court, Nu-Tech will own 51% of the ownership interest of PCL, which in turn will own MSI as a wholly-owned subsidiary.

         Pursuant to the PCL Plan, J. Marvin Feigenbaum, President and Chief Executive Officer of the Company, has been retained as crisis manager of PCL and serves as the equivalent of the Chief Operating Officer of PCL. It is contemplated that Mr. Feigenbaum will serve in such capacity pending the bankruptcy court's determination of the PCL Plan.

         The PCL Plan is subject to the approval of the bankruptcy court and there can be no assurance such approval will be obtained, that the PCL Plan will be approved as filed with the court or that the acquisition of PCL will be consummated. There can be no assurance that the Company will be able to successfully operate the business even if the PCL acquisition is consummated. Should the PCL Plan not be consummated, Nu-Tech will be a creditor of PCL. Under the terms of the PCL Plan, however, no competing offer for PCL may be accepted by the bankruptcy court unless (i) such competing offer is at least $2.5 million higher than the bid by Nu-Tech and (ii) on the effective date of the competing plan Nu-Tech receives $1.88 million in cash as compensation for its time and expense in pursuing the PCL Plan.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         a.       Financial Statements of Businesses Acquired.

         Pursuant to Item 7 of Form 8-K, the Company hereby files the required Financial Statements for MSI.

         99.1. Audited Financial Statements for the 9-month period ended September 30, 1996 and the year ended December 31, 1995, together with report of independent accountants, Ernst & Young LLP.

         b.       Pro Forma Financial information.

        Pursuant to Item 7 of Form 8-K, the Company has annexed hereto the unaudited Pro Forma Combined Balance Sheet which has been prepared as if the acquisition of MSI had been consummated as of September 30, 1996, and the unaudited Pro Forma Combined Statements of Operation for the nine-month period ended September 30, 1996 and year ended December 31, 1995 as if the acquisition had been consummated as of the beginning of each respective period.

         99.2 Pro Forma Combined Balance Sheet and Statement of Operations of Nu-Tech Bio-Med, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 1997                       NU-TECH BIO-MED, INC.



                                       By: /s/ J. Marvin Feigenbaum
                                           --------------------------------
                                           J. Marvin Feigenbaum
                                           Chairman of the Board,
                                           President, Chief Executive
                                           and Chief Financial Officer

                                EXHIBIT INDEX
                                -------------

     Exhibit No.                               Description
     -----------                               -----------

         99.1. Audited Financial Statements for the 9-month period ended September 30, 1996 and the year ended December 31, 1995, together with report of independent accountants, Ernst & Young LLP.

         99.2 Pro Forma Combined Balance Sheet and Statement of Operations of Nu-Tech Bio-Med, Inc.